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                                                                   EXHIBIT 15. 1

                                EARTHCARE COMPANY
               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      EarthCare Company
         Registration on Form S-8

We are aware that our reports dated May 12, 1999 and August 9, 1999, on our reviews of the interim financial information of EarthCare Company for the periods ended March 31, 1999 and June 30, 1999, are incorporated by reference in this Registration Statement on Form S-8.



PricewaterhouseCoopers LLP


Tulsa, Oklahoma
August 20, 1999